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EXHIBIT 23.2

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030

January 13, 2003

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2002 in eConnect's Form 10-KSB, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/  L.L. Bradford & Company
L.L. Bradford & Company